Exhibit 99.1

PRESS RELEASE

VCG Holding Corp (ticker: PTT, exchange: AMEX) News Release

May 24, 2005

VCG Holding Corp. Announces Further Restatement of Its 2004 Financial Statements

Denver, CO - (Business Wire) – May 24, 2005 - VCG Holding Corp. (AMEX: PTT), (VCG) an owner, consolidator and operator of adult nightclubs, announced today its revised financial results for the year ended December 31, 2004.

VCG announced today that it would further restate its 2004 financial statements to remove from stockholders’ equity on its consolidated balance sheet as of December 31, 2004 and classify between liabilities and stockholders’ equity, $8,880,000 related to 880,000 shares of its Series A Preferred Stock that has been issued in the fourth quarter of fiscal 2004. The Company believes that the foregoing restatement is required because Series A Preferred Stock included a feature entitling its holders to require the Company to redeem the shares, at $10 per share, upon 90 days written notice at any time one year after the issuance of the shares. The Company determined that the failure to exclude such securities from stockholders’ equity resulted from an inadvertent misapplication of the provision of SFAS No. 150 and SEC Accounting Series Release No. 268. The change has no effect on the on the operating results reported for the year ended December 31, 2004.

Previously, the Company announced that it would restate its 2004 financial statements for the year ended December 31, 2004 to increase the loss from the operations of a discontinued component by $530,780 and cautioned the marketplace that the previously issued financial statements for that period, together with the auditor’s report thereon, for that period should not be relied upon until restated financial information is filed with the SEC.

The foregoing error relating to Series A Preferred Stock accounting was also discovered in the process of the Company’s preparation of its Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 2005 (the “Quarterly Report”). The Company, under the supervision of its Audit Committee and with the assistance of independent counsel which in turn is assisted by an independent accounting expert, is inquiring into the circumstances relating to the foregoing error. Once the ongoing inquiry is completed and the results are finalized, the Company will restate its financial statements, as may be appropriate, and publish restated financial statements has been revised to May 27, 2005.

The discovery of the foregoing errors resulted in the delay in filing of the Quarterly Report, which report, subsequent to the filing extension, was due May 23, 2005. The Company intends to file its Quarterly Report on Form 10-QSB by May 24, 2005.

The Company urges the marketplace not to rely on the Company’s previously issued financial statements for Fiscal 2004 until the publication of the restated financial statements by the Company.

About VCG Holding Corp.

VCG Holding Corp. is an owner, operator and consolidator of adult nightclubs throughout the United States. The Company currently owns six adult nightclubs and operates seven more clubs under management agreements. The owned and managed clubs are located in Indianapolis, St. Louis, Denver, Phoenix, and Louisville.

Forward-looking statements

Statements contained in this press release concerning future results, performance or expectations are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as assumptions on which such statements are based. All forward-looking statements in this press release are based upon information available to the Company on the date of this press release. Forward-looking statements involve a number of risks and uncertainties, and other factors, that could cause actual results, performance or developments to differ materially from those expressed or implied by those forward-looking statements including the following: failure of facts to conform to necessary management estimates and assumptions; the Company’s ability to identify and secure suitable locations for new nightclubs on acceptable terms, open the anticipated number of new nightclubs on time and within budget, achieve anticipated rates of same-store sales, hire and train additional nightclub personnel and integrate new nightclubs into its operations; the continued implementation of the Company’s business discipline over a large nightclub base; unexpected increases in cost of sales or employee, pre-opening or other expenses; the economic conditions in the new markets into which the Company expands and possible uncertainties in the customer base in these areas; fluctuations in quarterly operating results; seasonality; changes in customer spending patterns; the impact of any negative publicity or public attitudes; competitive pressures from other national and regional nightclub chains; business conditions, such as inflation or a recession, or other negative effect on nightclub patterns, or some other negative effect on the economy, in general, including (without limitation) growth in the nightclub industry and the general economy; changes in monetary and fiscal policies, laws and regulations; war, insurrection and/or terrorist attacks on United States soil; and other risks identified from time to time in the Company’s SEC reports, including the Annual Report on Form 10-KSB for 2004, Quarterly Reports on Form 10-QSB and Current Reports on Form 8-K, registration statements, press releases and other communications. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

Contact:

Troy H. Lowrie, CEO

Micheal Ocello, President

Donald W Prosser, CFO

VCG Holding Corporation, 390 Union Blvd, Suite 540, Lakewood, Colorado 80228

Telephone 303.934.2424

Facsimile 303.922.0746,

Email:  tlowrie@vcgh.com

            mocello@vcgh.com

            dprosser@vcgh.com